UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2009
AMERICAN LITHIUM MINERALS, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1914 Cordove Road, Suite 116, Fort Laudredale, FL	33316
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(954) 828.9143
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On October 7, 2009, we issued 740,740 units in a private placement, raising gross proceeds of $999,999, or $1.35 per unit. Each unit consists of one common share in the capital of our company and one and one-half non-transferable common share purchase warrant.  Each whole common share purchase warrant non-transferable shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $1.50 per warrant share.

We issued all of the securities to three (3) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Matthew Markin

Matthew Markin
President

Date: October 7, 2009